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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Joint Proxy Statement and Prospectus constituting part of this Registration Statement on Form S-4 of American Oncology Resources, Inc. of our report dated March 2, 1999 appearing on page 25 of American Oncology Resources, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Joint Proxy Statement and Prospectus.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Houston, Texas
May 7, 1999